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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Graftech Inc.:

We consent to the use of our report dated March 24, 2000, except as to notes 5, 7 and 11, which are as of July 17, 2000, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
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    KPMG LLP

Cleveland, Ohio
July 26, 2000